Exhibit 99.1

     SERVICE CORPORATION INTERNATIONAL ANNOUNCES PRICING OF PRIVATE OFFERING
                    OF $300 MILLION OF UNSECURED SENIOR NOTES

HOUSTON, June 10 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, announced today the pricing of its previously announced private placement offering of $300 million aggregate principal amount of unsecured Senior Notes due 2017. The notes will bear interest at 7% per year and were priced at 99.003% of par. The net proceeds from the offering are expected to be approximately $291 million and will be used, together with available cash, to retire the Company's 7.2% Notes due 2006 and 6.875% Notes due 2007. The offering is expected to close on June 15, 2005.

On May 26, 2005, the Company commenced cash tender offers to purchase any and all of the principal amounts outstanding of its 7.2% Notes due 2006 and 6.875% Notes due 2007. The Company's obligation to purchase the 6.875% Notes (but not the 7.2% Notes) that are validly tendered pursuant to the tender offer for such notes is conditioned upon the receipt of at least $200 million in gross cash proceeds from this offering; however, the consummation of this offering is not dependent upon the outcome of the tender offers.

The notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes will not initially be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets, and our ability to successfully complete the previously announced tender offers and this proposed offering.

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For further information on these and other risks and uncertainties, see our
Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,169 funeral service locations and 390 cemeteries in North America as of March 31, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
    -0-                             06/10/2005
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /